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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                January 27, 2000




                       American Biogenetic Sciences, Inc.

               (Exact Name of Registrant as Specified in Charter)


                                    Delaware

                 (State or Other Jurisdiction of Incorporation)


                    0-19041                       11-2655906
          (Commission File Number)      (I.R.S. Employer Identification No.)


                   1375 Akron Street, Copiague, New York 11726


                                 (516) 789-2600
              (Registrant's Telephone Number, Including Area Code)
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Item 5.    OTHER EVENTS

         On January 27, 2000, American Biogenetic Sciences, Inc. (the "Company") entered into an Exclusive License Agreement with Abbott Laboratories ("Abbott") under which the Company granted to Abbott an exclusive worldwide license to its ABS-103 compound, related technology and patent rights. The Exclusive License Agreement gives Abbott the exclusive rights to develop and market the compound, which presently is in the pre-clinical stage. In consideration for the license grant and in addition to customary royalties on sales, Abbott paid the Company an initial license fee of $500,000 and agreed to pay additional milestone payments aggregating up to $17 million depending upon successfully reaching development milestones, generally by indication. There can be no assurance that these milestones will be achieved.

         In connection with the entering into of the Exclusive License Agreement, the Company and Abbott also entered into a Stock Purchase Agreement dated January 27, 2000 pursuant to which Abbott purchased $1,500,000 of shares of the Company's Class A Common Stock, or 2,782,931 shares (the "Shares"), calculated based upon the arithmetic average of the last sale price of the Class A Common Stock as reported on the then principal market for such stock for the 20 consecutive trading-day period ending on the second day preceding the closing of the purchase of the Shares by Abbott.

         The Company also entered into a Registration Rights Agreement with Abbott pursuant to which, among other things, the Company agreed to register the Shares under the Securities Act of 1933, as amended (the "Act") upon Abbott's request at any time after the first anniversary of the sale and to include the Shares in any other registration of the Company's securities under the Act after that date. All expenses of registration of the Shares are to be borne by the Company, other than underwriting discounts, selling commissions and fees and disbursements of counsel for Abbott.

         Abbott is an "accredited investor" as defined in Rule 501 of Regulation D under the Act and acknowledged in the Stock Purchase Agreement that it was purchasing the Shares for investment for its own account and not with a view towards distribution. The Company believes the exemption afforded under Section 4(2) of the Act is applicable to the issuance of the Shares.

         Copies of the Exclusive License Agreement, the Stock Purchase Agreement and the Registration Rights Agreement appear as exhibits to this Report and the foregoing descriptions are qualified in their entirety by reference to such documents.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

         (c)      EXHIBITS:

                 Item No.  Description

                  4.1 Registration Rights Agreement, dated as of January 27, 2000, between American Biogenetic Sciences, Inc. and Abbott Laboratories.
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                  10.1*    Exclusive License Agreement, dated as of January 27,
                           2000, between American Biogenetic Sciences, Inc. and Abbott Laboratories.

                  99.1 Stock Purchase Agreement, dated as of January 27, 2000, between American Biogenetic Sciences, Inc. and Abbott Laboratories.

---------------
     *Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of Exhibit 10.1 have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       AMERICAN BIOGENETIC SCIENCES, INC.
                                                            (Registrant)


                                       By:      /s/ Josef C. Schoell
                                            -----------------------------------
                                                Josef C. Schoell,
                                                Vice President - Finance and
                                                Chief Financial Officer


Dated:  March 7, 2000
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                                 EXHIBIT INDEX


         4.1 Registration Rights Agreement, dated as of January 27, 2000, between American Biogenetic Sciences, Inc. and Abbott Laboratories.

         10.1* Exclusive License Agreement, dated as of January 27, 2000, between American Biogenetic Sciences, Inc. and Abbott Laboratories.

         99.1 Stock Purchase Agreement, dated as of January 27, 2000, between American Biogenetic Sciences, Inc. and Abbott Laboratories.

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     *Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of Exhibit 10.1 have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.